UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2022

OMNIA WELLNESS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-211986	98-1291924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 18th Street

Suite 3000

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 325-3738

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

GS Capital Note

Omnia Wellness Inc. (the “Company”) entered into a Securities Purchase Agreement (the “GS Purchase Agreement”) and issued and sold to GS Capital Partners, LLC (the “GS Investor”), an 8% Convertible Redeemable Note (the “GS Note”) in the principal amount of $55,000 (the “GS Loan”), less an original issue discount of $500. In addition, the Company paid GS Investor expenses of $2,500. The Maturity date of the GS Note is May 17, 2023.

The Company intends to use the net proceeds from the sale of the GS Note for general corporate purposes, subject to the limitations described in the GS Purchase Agreement and the GS Note.

The GS Note bears interest commencing on May 17, 2022 at a fixed rate of 8% per annum and shall be paid by the Company in common stock (“Interest Shares”). The GS Investor may, at any time, send in a Notice of Conversion to the Company for Interest Shares based on the formula provided in the GS Note. The dollar amount converted into Interest Shares shall be all or a portion of the accrued interest calculated on the unpaid principal balance of the GS Note to the date of such notice.

The GS Investor is entitled, at its option, to convert all or any amount of the principal of the GS Note then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 65% of the average of the two lowest trading prices of the common stock, for the fifteen prior trading days including the day upon which a Notice of Conversion is received by the Company. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 55% while that “Chill” is in effect. The conversion of the GS Note is subject to a beneficial ownership limitation of 4.99% (or 9.99% upon notice by the GS Investor) of the number of shares of common stock outstanding immediately after giving effect to such exercise.

The conversion price, and any other economic terms under the GS Note, will be adjusted on a ratchet basis if the Company offers a more favorable conversion price, prepayment rate, interest rate, additional securities, look back period or other more favorable term to another party for any financings while the GS Note is in effect.

Prior to the 180th day of the GS Note, the Company may prepay in whole or in part the amounts outstanding under the GS Note provided it also pays certain penalties/premiums specified in the GS Note.

Upon certain sale events as described in the GS Note, the Company shall, upon request of the GS Investor, redeem the GS Note in cash for 150% of the principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of the GS Investor, convert the unpaid principal amount of the GS Note together with accrued but unpaid interest, into shares of common stock immediately prior to such sale event at the then applicable conversion price.

The GS Note contains customary events of default for a transaction such as the GS Loan which entitle the GS Investor, among other things, to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the GS Note. Upon an Event of Default, interest shall accrue at a default interest rate of 24%, among other remedies for specific events of default.

The foregoing is a brief description of the purchase of the GS Note, and is qualified in its entirety by reference to the full text of the GS Purchase Agreement and the GS Note, copies of which are included as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, each of which are incorporated herein by reference.

1800 Diagonal Lending Note

The Company entered into a Securities Purchase Agreement (the “Diagonal Purchase Agreement”) and issued and sold to 1800 Diagonal Lending LLC (the “Diagonal Investor”), a Convertible Note (the “Diagonal Note”) in the principal amount of $70,000 (the “Diagonal Loan”). In addition, the Company paid Diagonal Investor expenses of $3,750. The Maturity date of the Diagonal Note is November 15, 2023.

The Company intends to use the net proceeds from the sale of the Diagonal Note for general corporate purposes, subject to the limitations described in the Diagonal Purchase Agreement and the Diagonal Note.

The Diagonal Note bears interest commencing on May 16, 2022 at a fixed rate of 8% per annum. Any amount of principal or interest on the Diagonal Note which is not paid when due shall bear interest at the rate of 22% per annum from the due date until paid.

The Diagonal Investor is entitled, at its option at any time after the 180th day of the Diagonal Note, to convert all or any part of the outstanding and unpaid amount of the Diagonal Note into shares of the Company’s common stock at a price for each share of common stock equal to 65% of the lowest trading price (as defined in the Diagonal Note) for the ten prior trading days including the day upon which a Notice of Conversion is received by the Company. The conversion of the Diagonal Note is subject to a beneficial ownership limitation of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise. Failure of the Company to so convert the Diagonal Note and deliver the common stock when due shall result in the Company paying to the Diagonal Investor $2,000 per day for each day beyond such deadline.

Prior to the 180th day of the Diagonal Note, the Company may prepay in whole or in part the amounts outstanding under the Diagonal Note provided it also pays certain penalties/premiums specified in the Diagonal Note.

The Diagonal Note contains customary events of default for a transaction such as the Diagonal Loan which entitle the Diagonal Investor, among other things, to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Diagonal Note. Upon an Event of Default, interest shall accrue at a default interest rate of 22%, and the Company shall pay to the Diagonal Investor an amount equal to the greater of (a) 150% of all amounts due and owing under the Diagonal Note and (b) the highest number of shares of common stock issuable upon conversion of such amount at the highest closing price or the common stock during the default period, among other remedies for specific events of default.

The foregoing is a brief description of the purchase of the Diagonal Note, and is qualified in its entirety by reference to the full text of the Diagonal Purchase Agreement and the Diagonal Note, copies of which are included as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K, each of which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth above in Item 2.03 of this Current Report on Form 8-K relating to the issuance of the GS Note and the Diagonal Note is incorporated by reference herein. The GS Note and the Diagonal Note each was, and, unless subsequently registered, the shares underlying such notes will be, issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, as no general solicitation was used in the offer and sale of such securities.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1	Securities Purchase Agreement with GS Capital Partners, LLC
10.2	8% Convertible Redeemable Note with GS Capital Partners, LLC
10.3	Securities Purchase Agreement with 1800 Diagonal Lending LLC
10.4	Convertible Promissory Note with 1800 Diagonal Lending LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 19, 2022

OMNIA WELLNESS INC.

By:	/s/ Steve Howe
Name:	Steve Howe
Title:	Executive Chairman